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                                                                     Exhibit 1.1

                            [7,700,000] COMMON SHARES

                               CANADIAN SOLAR INC.

                             UNDERWRITING AGREEMENT

                                                              November [-], 2006

DEUTSCHE BANK SECURITIES INC.
60 Wall Street
4th Floor
New York, NY 10005

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019
As Representatives of the several
  Underwriters named in Schedule 1 attached hereto,

Ladies and Gentlemen:

            Canadian Solar Inc., a Canadian corporation (the "COMPANY) and certain shareholders of the Company named in Schedule 2 attached hereto (the "SELLING SHAREHOLDERS") propose to sell an aggregate of - common shares (the "FIRM SHARES") of the Company with no par value (the "COMMON SHARES"). Of the - Firm Shares, - are being sold by the Company and - by the Selling Shareholders. In addition, the Company and the Selling Shareholders propose to grant to the underwriters (the "UNDERWRITERS") named in Schedule 1 attached to this agreement (this "AGREEMENT") an option to purchase up to an aggregate of - additional Common Shares on the terms set forth in Section 3 (the "OPTION SHARES"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "SHARES." This is to confirm the agreement concerning the purchase of the Shares from the Company and the Selling Shareholders by the Underwriters.

            1. Representations, Warranties and Agreements of the Company. The Company warrants and agrees that:

            (a) A registration statement on Form F-1 relating to the Shares has
      (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder; (ii) been filed with the Commission; and (iii) been declared effective by the Commission. Copies of such registration statements and any amendment thereto have been delivered by the Company to you as the representatives (the "REPRESENTATIVES") of the Underwriters. As used in this Agreement:

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                  (i) "APPLICABLE TIME" means [ ] [a.m.][p.m.] (New York City time) on the date of this Agreement;

                  (ii) "DELIVERY DATE" has the meaning set forth in Section 5 hereof;

                  (iii) "EFFECTIVE DATE" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

                  (iv) "ISSUER FREE WRITING PROSPECTUS" means each "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

                  (v) "PRELIMINARY PROSPECTUS" means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 430A of the Rules and Regulations;

                  (vi) "PRICING DISCLOSURE PACKAGE" means, as of the Applicable
            Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed with the Commission or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations.

                  (vii) "PROSPECTUS" means the final prospectus relating to the
            Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

                  (viii) "REGISTRATION STATEMENT" means such registration
            statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

      Any reference to the "MOST RECENT PRELIMINARY PROSPECTUS" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 430A prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

            (b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date an "ineligible issuer" (as defined in Rule 405).

            (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material

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      respects when filed, to the requirements of the Securities Act and the
      Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 430A and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

            (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

            (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in
      Section 10(e).

            (f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Shares and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in
      Section 10(e).

            (g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule
      433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Shares and disclosures directly relating thereto will be included on the cover page of the Prospectus.

            (h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the

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      Rules and Regulations. The Company has not made any offer relating to the
      Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any "road show" (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Shares will not be required to be filed pursuant to the Rules and Regulations.

            (i) The Company has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders' equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"); the Company has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

            (j) The Company does not own or control, directly or indirectly, any corporation, association or entity other than CSI Solartronics (Changshu) Ltd., CSI Solar Manufacture Ltd., CSI Solar Technologies Inc., CSI Central Solar Power Co., Ltd., CSI Solarchip International Co., Ltd. or Changshu CSI Advanced Solar Inc. (each a "PRC SUBSIDIARY"). Each PRC Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of the PRC. The liability of the Company or any other equity investor in respect of equity interests held in each PRC Subsidiary is limited to its investment therein. Each of the PRC Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the most recent Preliminary Prospectus, and to own, lease and operate its respective properties. Each PRC Subsidiary's business license is in full force and effect. Each of the PRC Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. The Articles of Association of each PRC Subsidiary comply with the requirements of applicable PRC law, including the PRC Company Law, and are in full force and effect.

            (k) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with

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      U.S. federal and state, Canadian provincial and other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital shares have been duly authorized and validly issued, conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with all U.S. federal and state, Canadian provincial and other applicable securities laws. All of the issued shares of capital shares of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and were issued in compliance with PRC and other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

            (l) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with all U.S. federal and state, Canadian provincial and other applicable securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

            (m) The Shares are freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the most recent Preliminary Prospectus) the initial holders thereof; and, except as disclosed in the most recent Preliminary Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of Canada, provided the recipient is not resident in Canada, or the United States. No holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.

            (n) In October 2006, Shawn Qu transferred common shares of the Company to ATS Automation Tooling Systems Inc. ("ATS") satisfying any and all of his or the Company's obligations that may have arisen under the September 2001 letter of intent by and between ATS and Shawn Qu.

            (o) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

            (p) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under "Use of Proceeds" in each of the most recent Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement,

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      license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the articles or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or
      (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

            (q) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Shares as described under "Use of Proceeds" in each of the most recent Preliminary Prospectus and the Prospectus, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), applicable state or foreign securities laws and the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") or NASD Regulation, Inc. ("NASDR") in connection with the purchase and sale of the Shares by the Underwriters.

            (r) Except as identified in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

            (s) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

            (t) Shawn Qu's right to any retained earnings of the Company and any of its subsidiaries that he held as of February 28, 2006 has been fully exercised, implemented and given full effect to.

            (u) The Company is not and will not be responsible for any withholding tax or other tax or duty, including any interest or penalty amounts, that may become payable under Canadian law, or the law of any Canadian province, in connection with the convertible notes issued by the Company to HSBC HAV2 (III) Limited and JAFCO Asia Technology Fund II in November 2005 and March 2006.

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            (v) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital shares or long-term borrowings of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (w) Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital shares.

            (x) The financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

            (y) Deloitte Touche Tohmatsu CPA Ltd., who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

            (z) The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

            (aa) Except as described in the most recent Preliminary Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such

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      insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

            (bb) The statistical and market-related data included under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business" in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects; and the selected operating data of the Company included under the captions "Summary Financial and Operating Data", "Selected Consolidated Financial and Operating Data" and "Our Business" are based on or derived from the Company's internal records and are reliable and accurate in all material respects.

            (cc) The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under "Use of Proceeds" in the most recent Preliminary Prospectus and the Prospectus, will not be,
      (i) an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the rules and regulations of the Commission thereunder.

            (dd) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject that could, in the aggregate, if determined adversely to the Company or any of its subsidiaries, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (ee) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the most recent Preliminary Prospectus under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of

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      Operations", "Our Business," "Management," "Principal and Selling
      Shareholders," "Related Party Transactions," "Chinese Government Regulations," "Description of Share Capital," "Shares Eligible for Future Sale" and "Underwriting" insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

            (ff) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

            (gg) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

            (hh) The Company and each of its subsidiaries have filed all national, central government, federal, state, provincial and local and foreign income, franchise and other tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, except for any such taxes that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (ii) Neither the Company nor any of its subsidiaries (i) is in violation of its articles or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (jj) The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company's financial statements in conformity with accounting principles generally

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                                                                              10

      accepted in the United States and to maintain accountability for its assets, (C) access to the Company's assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for the Company's assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (kk) (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurnace to perform the functions for which they were established.

            (ll) Except as described in the most recent Preliminary Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte Touche Tohmatsu CPA Ltd. and the audit committee of the board of directors of the Company,
      (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            (mm) As of the date of this Agreement, there is no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

            (nn) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies" in the most recent Preliminary Prospectus accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments ("CRITICAL ACCOUNTING POLICIES"); (B) the judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company's board of directors and senior management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Company's independent accountants with regard to such disclosure.

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                                                                              11

            (oo) The Company and each of its subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("PERMITS") as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

            (pp) The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

            (qq) The Company and each of its subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

            (rr) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person affiliated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ss) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

            (tt) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

            (uu) Each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, Prospectus or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Shares are offered or sold outside the United States.

            (vv) The Company has not offered, or caused Deutsche Bank Securities Inc. to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products.

            (ww) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule 4 hereto and, in connection with the Directed Share Program described in Section 4, the enrollment materials prepared by Deutsche Bank Securities Inc.

            (xx) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Shares.

            (yy) The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market.

            (zz) Upon the sale of the Shares contemplated by this Agreement, the Company does not expect to become a "passive foreign investment company" (as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder) for the taxable year ending December 31, 2006 and expects to operate in such a manner so as not to become a PFIC in future taxable years.

            (aaa) No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Canada on or in connection with the issuance and sale of the Shares by the Company or the execution and delivery of this Agreement.

            (bbb) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity" in the most recent Preliminary Prospectus accurately and fully describes all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur. Neither the Company nor any subsidiary has any off-balance sheet arrangements.

            (ccc) Except as disclosed in the most recent Preliminary Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.

            (ddd) Except as set forth in the most recent Preliminary Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any subsidiary, or to any other person.

            (eee) Except as disclosed in the most recent Preliminary Prospectus, none of the Company or any of the subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on its equity interest; all dividends and other distributions declared and payable upon the equity interests in the Company and the subsidiaries may be converted into foreign currency that may be freely transferred out of Canada or the PRC as the case may be, and all such dividends and other distributions are not and, will not be, subject to withholding or other taxes under the laws and regulations of Canada or the PRC and, are otherwise free and clear of any other tax, withholding or deduction in Canada and the PRC, in each case without the necessity of obtaining any consent in Canada or the PRC, except such as have been obtained.

            (fff) None of the Company or any of the subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the PRC and Canada.

            (ggg) The Company is a "foreign private issuer" as defined in Rule 405 under the Securities Act.

            (hhh) Other than the Selling Shareholders or their affiliates, there are no affiliations or associations between any member of the NASD and any of the officers or directors of the Company or the subsidiaries, or holders of 5% or greater of the securities of the Company.

            (iii) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the PRC and Canada and will be honored by courts in the PRC and Canada. The Company has the power to submit, and, pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York (each, a "New York Court") and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and authorized, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof.

            (jjj) This Agreement is in proper form to be enforceable in the PRC and Canada in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the PRC and Canada of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the PRC or Canada (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in the PRC or Canada (other than nominal stamp or similar tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement, or any other documents to be furnished hereunder.

            (kkk) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein (i) would be recognized and enforced against the Company without re-examination of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of Canada, provided that (A) such courts had proper jurisdiction over the parties subject to such judgment; (B) such courts did not contravene the rules of natural justice of Canada; (C) such judgment was not obtained by fraud; (D) the enforcement of the judgment would not be contrary to the public policy of Canada; (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Canada; and (F) there is due compliance with the correct procedures under the laws of Canada, and (ii) may be recognized and enforced against the Company without re-examination of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the PRC, provided that (A) the judgment was not contrary to the public policy, state sovereignty or security of the PRC, (B) the judgment was not given or obtained by fraud, (C) the judgment was not based on clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (E) the judgment was for a definite sum of money, (F) the judgment was final and conclusive, (G) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (H) such judgments do not conflict with any other valid judgment in the same matter between the same parties, (I) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in the New York Court, and (J) the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the United States or on reciprocity between such jurisdictions were met. The Company is not aware of any reason why the enforcement in Canada or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of Canada or contrary to the public policy, state sovereignty or security of the PRC.

            (lll) The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission ("CSRC") and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the "M&A Rules"), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice;

            (mmm) Based on the advice of the Company's PRC counsel, the Company believes the issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq Global Market or the consummation of the transactions contemplated by this Agreement is not and will not be, as of the date hereof or at each Delivery Date, subject to or adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the clarification and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the "M&A RULES AND RELATED CLARIFICATIONS");

            (nnn) The statements set forth in the most recent Preliminary Prospectus under the captions "Risk Factors - There may be some uncertainty surrounding a recently adopted PRC regulation that requires certain offshore listings to be approved by the China Securities Regulatory Commission" are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries which would make the same misleading in any material respect.

            (ooo) The Company has taken all reasonable steps to comply with, and all reasonable steps to ensure compliance by all of the Company's shareholders and option holders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the "SAFE RULES AND REGULATIONS"), including without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

            Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

            2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and agrees that:

            (a) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) has used or referred to any "free writing prospectus" (as defined in Rule 405), relating to the Shares.

            (b) The Selling Shareholder has, and immediately prior to any Delivery Date on which the Selling Shareholder is selling Shares, the Selling Shareholder will have, good and valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code (the "UCC") in respect of, the Shares to be sold by the Selling Shareholder hereunder on such Delivery Date, free and clear of all liens, encumbrances, equities or claims, other than pursuant to this Agreement; and upon delivery of such Shares and payment of the purchase price therefor as herein contemplated, assuming each Underwriters has no notice of any adverse claim, each Underwriter will receive good and marketable title to such Shares free and clear of all liens, encumbrances, equities or claims.

            (c) The Shares to be sold by the Selling Shareholder hereunder is subject to the interest of the Underwriters, and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law or the occurrence of any other event.

            (d) The Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

            (e) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

            (f) The execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject,
      (ii) result in any violation of the provisions of the charter, by-laws or deed of trust (or similar organizational documents) of the Selling Shareholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder.

            (g) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder is required for the execution, delivery and performance of this Agreement by the Selling Shareholder.

            (h) The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Shares.

            (i) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the last Delivery Date and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares, including any free writing prospectus.

            (j) Other than as disclosed in the most recent Preliminary Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

            (k) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the most recent Preliminary Prospectus.

            (l) Except as disclosed in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (m) The Shares delivered at each Delivery Date by such Selling Shareholder will be freely transferable by such Selling Shareholder to or for the respective accounts of the several Underwriters and (to the extent described in the most recent Preliminary Prospectus) to the initial purchasers thereof.

            (n) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC or Canada, or any political subdivision or taxing authority thereof or therein, in connection with the sale and delivery by such Selling Shareholder of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

            (o) Such Selling Shareholder has reviewed the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper) under the heading "Principal and Selling Shareholders" includes any untrue statement of a material fact relating to such Selling Shareholder or omits to state a material fact necessary in order to make the statements therein relating to such Selling Shareholder, in the light of the circumstances under which they were made, not misleading. Such Selling Shareholder is not prompted to sell the Shares by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

            Any certificate signed by any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with this Agreement shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

            3. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 6,300,000 Firm Shares and each Selling Shareholder agrees to sell the number of shares of the Firm Shares set forth opposite its name in Schedule 2 hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company and from each Selling Shareholder that number of Firm Shares that represents the same proportion of the number of Firm Shares to be sold by the Company and by each Selling Shareholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

            In addition, the Company grants to the Underwriters an option to purchase up to an additional 700,000 Option Shares and each Selling Shareholder grants to the Underwriters an option to purchase up to the number of Option Shares set forth opposite such Selling Shareholder's name in Schedule 2 hereto, severally and not jointly. Such option is exercisable in the event that the Underwriters sell more shares of Common Shares than the number of Firm Shares in the offering and as set forth in Section 5 hereof. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by the Company and each Selling Shareholder as set forth in Schedule 2 hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            The price of both the Firm Shares and any Option Shares purchased by the Underwriters shall be $- per share.

            The Company and the Selling Shareholders shall not be obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

            4. Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

            It is understood that approximately - Firm Shares (the "DIRECTED SHARES") will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") to employees of the Company and its subsidiaries and persons having business relationships with the Company and its subsidiaries who have heretofore delivered to Deutsche Bank Securities Inc. offers or indications of interest to purchase shares of Firm Shares in form satisfactory to Deutsche Bank Securities Inc. (such program, the "DIRECTED SHARE PROGRAM") and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by Deutsche Bank Securities Inc. from the Company; provided that under no circumstances will Deutsche Bank Securities Inc. or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by [ ]:00 A.M., New York City time, on the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions to be set forth in the Prospectus.

            The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

            5. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "INITIAL DELIVERY DATE." Delivery of the Firm Shares shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Shares being sold by the Company and the Selling Shareholders to or upon the order of the Company and the Selling Shareholders by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Shareholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company and the Selling Shareholders shall deliver the Firm Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

            The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Shareholders by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Shares are delivered is sometimes referred to as an "OPTION SHARES DELIVERY DATE," and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a "DELIVERY DATE."

            Delivery of the Option Shares by the Company and the Selling Shareholders and payment for the Option Shares by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Shares Delivery Date, the Company and the Selling Shareholders shall deliver or cause to be delivered the Option Shares to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Shares being sold by the Company and the Selling Shareholders to or upon the order of the Company and the Selling Shareholders by wire transfer in immediately available funds to the account specified by the Company and the Selling Shareholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company and the Selling Shareholders shall deliver the Option Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

            6. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

            (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (ii) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

            (iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

            (iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

            (v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

            (vi) Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

            (vii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance; The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus; and the Company has caused there to be made available at least one version of a "bona fide electronic road show" (as defined in Rule 433 under the Securities Act) in a manner that causes the Company not to be required, pursuant to Rule 433(d) under the Securities Act, to file with the Commission any road show. The Company shall retain, in accordance with the Rules and Regulations, all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.

            (viii) As soon as practicable, but in any event not later than twelve months, after the Effective Date to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Securities Act);

            (ix) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

            (x) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to
      (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

            (xi) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the "LOCK-UP PERIOD"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Shares or securities convertible into or exchangeable for Common Shares (other than the Shares and shares issued pursuant to employee benefit plans, qualified shares option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, restricted shares, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options or restricted shares pursuant to option plans existing on the date hereof),
      (2) enter into any swap or other derivatives transaction that transfer to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters, and to cause each officer, director and shareholder of the Company set forth on Schedule 3 hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the "LOCK-UP AGREEMENTS"); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing;

            (xii) To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus;

            (xiii) During the period of two years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to shareholders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriters, (A) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission), in each case, to the extent they are not otherwise publicly available on the Commission's website.

            (xiv) The Company will use its best efforts to list the Shares on the Nasdaq Global Market and maintain the listing of the Shares on the Nasadaq Global Market.

            (xv) The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares, will file all reports and other documents required to be filed by the Company with the Commission pursuant to
      Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

            (xvi) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462 by [10:00 p.m.] (Eastern time), on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

            (xvii) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Delivery Date and to satisfy all conditions precedent to the delivery of the Firm Shares and the Option Shares.

            (xviii) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

            (xix) The Company will not, without the prior written consent of the Representative, make any offer relating to the Shares that would constitute an Issuer Free

      Writing Prospectus. Prior to the last Delivery Date, the Company will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has previously consented in writing and any Issuer Free Writing Prospectus set forth on Schedule 4 hereto.

            (xx) The Company will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares to be sold by the Company and the execution and delivery of this Agreement; provided, however, that the Company shall not be responsible for any such taxes, duties, fees, levies or charges that arise as a result of the distribution of the Shares by any Underwriter in a manner other than that as is customary in such transactions.

            (xxi) The Company shall comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its option holders and shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requiring each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

            (xxii) Prior to the Initial Delivery Date, the Company will purchase insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the Rules and Regulations; and

            (xxiii) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

            (b) Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, "PERMITTED ISSUER INFORMATION"); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

            7. Further Agreements of the Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly:

                  (a) During the Lock-Up Period, not to, directly or indirectly,
            (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Shares or securities convertible into or exchangeable for Common Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters; notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives on behalf of the Underwriters, waive such extension in writing.

                  (b) Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 7(a) during the period from the date of this Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to Section 7(a)) has expired.

                  (c) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any "free writing prospectus" (as defined in Rule 405), relating to the Shares.

                  (d) To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the

            Registration Statement), in the light of the circumstances under which they were made not misleading.

                  (e) To do and perform all things to be done and performed
            under this Agreement prior to any Delivery Date and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement.

                  (f) To deliver to the Representatives prior to the Initial
            Delivery Date a properly completed and executed United States Treasury Department Form W-8BEN.

                  (g) Severally and not jointly to indemnify and hold each
            Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the execution and delivery of this Agreement or the purchase of Shares by the Underwriters pursuant hereto and the purchase of Shares by the Underwriters pursuant hereto and against any taxes, interest and penalties for which the Underwriters may be liable in respect of the purchase of the Shares from the Selling Shareholder (but not the sale of the Shares by the Underwriter).

                  (h) To pay any and all taxes payable by it in respect of the transfer or sale by the Selling Shareholder of Shares pursuant hereto, to file any and all tax returns required to be filed in connection with such transfer and sale and to severally and not jointly indemnify the Underwriters against any taxes, interest and penalties for which the Underwriters may be liable in connection with any failure by the Selling Shareholder to fulfill such obligations.

            8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with
(a) the authorization, issuance, sale and delivery of the Shares and any stamp duties or other taxes payable with regard thereto, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among the Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters); (f) the inclusion of the Shares on the Nasdaq Global Market; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the offer and sale of shares of the Shares by the Underwriters in connection with the Directed Share Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; (i) the investor presentations on any "road show" undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in
Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

            9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the
            Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to the
            Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that the Underwriters may reasonably request to enable them to pass upon such matters.

                  (d) Latham & Watkins LLP shall have furnished to the
            Representatives its written opinion, as U.S. counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

                  (e) The counsel(s) for the Selling Shareholders shall have furnished to the Representatives its written opinion, as counsel to the Selling Shareholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

                  (f) WeirFoulds LLP shall have furnished to the Representatives its written opinion, as Canadian counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.

                  (g) Chen & Co. Law Firm shall have furnished to the
            Representatives its written opinion, as PRC counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-4.

                  (h) The Representatives shall have received from each of
            Simpson Thacher & Bartlett LLP, Davies Ward Phillips & Vineberg LLP and Haiwen & Partners, the respective U.S., Canadian and PRC counsel for the Underwriters, such opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) At the time of execution of this Agreement, the
            Representatives shall have received from Deloitte Touche Tohmatsu CPA Ltd. a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and
            (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (j) With respect to the letter of Deloitte Touche Tohmatsu CPA
            Ltd. referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTER"), the

            Company shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (k) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

                        (i) The representations, warranties and agreements of
                  the Company in Section 1 are true and correct on and as of such Delivery Date, and each of the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

                        (ii) No stop order suspending the effectiveness of the
                  Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

                        (iii) They have carefully examined the Registration
                  Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except, in the case of the Pricing Disclosure Package, that the price of the Shares and disclosures directly relating thereto are included on the cover page of the Prospectus, and
                  (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

                  (l) Each Selling Shareholder shall have furnished to the
            Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Shareholder stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct on and as of such Delivery Date and that the Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

                  (m) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or
            (ii) since such date there shall not have been any change in the capital shares or long-term or short-term borrowings of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders' equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, the NASDAQ Global Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal, state or local authorities in the United States, Canada, the PRC or Germany, (iii) any of the United States, Canada, the PRC or Germany shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, Canada, the PRC or Germany or there shall have been a declaration of a national emergency or war by the United States, Canada, the PRC or Germany or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (o) There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the sole judgment of the Representatives (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Delivery Date on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, at such Delivery Date, the respective opinions of such counsel.

                  (p) The Nasdaq Global Market shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

                  (q) The Lock-Up Agreements between the Representatives and the officers, directors and shareholders of the Company set forth on
            Schedule 3, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

            10. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each
            Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter, (D) any "road show" (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a "NON-PROSPECTUS ROAD SHOW") or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

                  (b) The Selling Shareholders, severally and not jointly in proportion to the number of Shares to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any "free writing prospectus" (as defined in Rule
            405), prepared by or on behalf of the Selling Shareholder or used or referred to by the Selling Shareholder in connection with the offering of the Shares in violation of Section 7(d) (a "SELLING SHAREHOLDER FREE WRITING PROSPECTUS") or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total proceeds from the offering of the Shares purchased under the Agreement received by such Selling Shareholder, as set forth in the table on the cover page of the Prospectus; provided, however, that each Selling Shareholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement or in any Permitted Issuer Information or any Non-Prospectus Road Show in reliance upon and in conformity with written information concerning such Selling Shareholder furnished to the Company by such Selling Shareholder specifically for inclusion therein, which information is limited to the information set forth in the Prospectus under the caption "Principal and Selling Shareholders," or arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Selling Shareholder Free Writing Prospectus.. The foregoing indemnity agreement is in addition to any liability that the Selling Shareholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

                  (c) Each Underwriter, severally and not jointly, shall
            indemnify and hold harmless the Company, each Selling Shareholder, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Shareholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Shareholder or any such director, officer, employee or controlling person.

                  (d) Promptly after receipt by an indemnified party under this
            Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Shareholder under this Section 10 if (i) the Company, the Selling Shareholders and the Underwriters shall have so mutually agreed; (ii) the Company and the Selling Shareholders have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company and the Selling Shareholders; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company and the Selling Shareholders, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Selling Shareholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be or could have been sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) or 10(g) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

                  (f) The Underwriters severally confirm and the Company
            acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption "Underwriting" in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

                  (g) The Company shall indemnify and hold harmless Deutsche
            Bank Securities Inc. (including their respective directors, officers and employees) and each person, if any, who controls Deutsche Bank Securities Inc. within the meaning of Section 15 of the Securities Act ("REPRESENTATIVES ENTITIES"), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Representatives Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided that the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Representatives Entities. The Company shall reimburse the Representatives Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

            11. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Shares Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Shareholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes (including the prompt filing by the Company of any amendments or supplement that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

            12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the

Selling Shareholders prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 9(n) and 9(o) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

     13. Reimbursement of Underwriters' Expenses. If the Company or any Selling Shareholder shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Selling Shareholder to perform any agreement on their part to be performed, or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Shareholders is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     14. Research Analyst Independence. The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholders by such Underwriters' investment banking divisions. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

     15. No Fiduciary Duty. The Company and the Selling Shareholders acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Selling Shareholders and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations;
(iii) any duties
and obligations that the Underwriters may have to the Company or the Selling Shareholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Shareholders. The Company and the Selling Shareholders hereby waive any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

     16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, and to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax:
     646-834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax:
     212-520-0421);

          (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Shawn Qu (Fax: +86-512-5247-7589);

          (c) if to HSBC HAV2 (III) Limited, shall be delivered or sent by mail or facsimile transmission to HSBC Private Equity (Asia) Limited, Level 17, 1 Queen's Road Central, Hong Kong, Attention : Victor Leung/Laetitia Yu (Fax : 852-2845-9992); and

          (d) if to JAFCO Asia Technology Fund II (Barbados) Limited, shall be delivered or sent by mail or facsimile transmission to JAFCO Investment (Asia Pacific) Limited, 6 Battery Road, #42-01, Singapore 049909 (Fax: +65 6221 3690).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

     17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     18. Submission to Jurisdiction, Etc. The Company and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company and each Selling Shareholder irrevocably appoint CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Selling Shareholder, as the case may be, by the person serving the same to the address provided in Section 16 shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder in any such suit or proceeding. The Company and each Selling Shareholder further agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     19. Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

     20. Judgment Currency. The obligation of the Company and each Selling Shareholder in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the "JUDGMENT CURRENCY"), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each Selling Shareholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholder, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

     21. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     22. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 under the Securities Act.

     23. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     24. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     25. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                          Very truly yours,

                                          CANADIAN SOLAR INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          HSBC HAV2 (III) LIMITED

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          JAFCO ASIA TECHNOLOGY FUND II
                                          (BARBADOS) LIMITED

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

Accepted:



DEUTSCHE BANK SECURITIES INC.
LEHMAN BROTHERS INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

DEUTSCHE BANK SECURITIES INC.



By:
    --------------------------
    Authorized Representative

By:
    --------------------------
    Authorized Representative

LEHMAN BROTHERS INC.

By:
    --------------------------
    Authorized Representative

                                   SCHEDULE 1

                                                        Number of Shares of
Underwriters                                            Firm Shares
-----------------------------------------------------   -------------------
Deutsche Bank Securities Inc. ................
Lehman Brothers Inc. .........................
Canadian Imperial Bank of Commerce ...........
Piper Jaffray & Co............................          -------------------
Total.........................................          ===================

                                   SCHEDULE 2

                        NUMBER OF                     NUMBER OF
                       FIRM SHARES  NET PROCEEDS -  OPTIONAL SHARES   NET PROCEEDS -
 SELLING SHAREHOLDERS  TO BE SOLD    FIRM SHARES      TO BE SOLD*    OPTIONAL SHARES*
 --------------------  ----------   ------------    ---------------  ----------------
HSBC HAV2 (III)
LIMITED
JAFCO ASIA
TECHNOLOGY FUND II















                       -----------  --------------  ---------------  ----------------

               Total                $                                $
                       ===========  ==============  ===============  ================

*Assumes option is exercised in full.

                                   SCHEDULE 3

                      PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Shawn Xiaohua Qu

Arthur Chien

Bing Zhu

Robert K. McDermott

Lars-Eric Johanssom

Officers

Gregory Spanoudakis

Robert Patterson

Brian Lu

Bencheng Li

Chengbai Zhou

Xiaohu Wang

Shanglin Shi

Lingjun Zhang

Guoxin Zhang

Genmao Chen

Shareholders

ATS Automation Tooling Systems Inc.

                                   SCHEDULE 4

1. ISSUER USE FREE WRITING PROSPECTUSES (INCLUDED IN THE GENERAL DISCLOSURE PACKAGE)

            "Issuer Free Writing Prospectus" includes each of the following documents:

            [1. Final term sheet, dated ___________, a copy of which is attached hereto.]

            [2. ]

2.    OTHER INFORMATION INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

            The following information is also included in the General Disclosure
            Package:

            1. The initial price to the public of the Shares.

            2.

                                                                       EXHIBIT A

                            LOCK-UP LETTER AGREEMENT

DEUTSCHE BANK SECURITIES INC.
60 Wall Street
4th Floor
New York, NY 10005

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019

As Representatives of the several
 Underwriters named in Schedule 1,

Ladies and Gentlemen:

      The undersigned understands that you and certain other firms (the "UNDERWRITERS") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by the Underwriters of shares (the "SHARES") of Common Shares, no par value per share (the "COMMON SHARES"), of Canadian Solar Inc., a Canadian corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the "OFFERING").

      In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Deutsche Bank Securities Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Shares (including, without limitation, shares of Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Shares (other than the Shares), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Shares, whether any such transaction described in clause (1) or
(2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the "LOCK-UP PERIOD").

      Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

      In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

      [Notwithstanding anything to the contrary contained herein, in the case of ATS Automation Tooling Systems Inc. ("ATS"), the foregoing restrictions shall not apply to (i) the transfer of Common Shares to an affiliate of ATS or to Photowatt Technologies Inc. or its affiliates (provided that any such transferee agrees in writing to be bound by the restrictions set forth herein until the expiration of the Lock-Up Period, including any extension thereof as described above), (ii) any Common Shares acquired by ATS in the open market or (iii) participation by ATS in any tender offer involving the Common Shares.]

      Notwithstanding anything to the contrary contained herein, in the case of Shawn (Xiaohua) Qu, the foregoing restrictions shall not apply to pre-existing pledges of Common Shares as of the date hereof as disclosed in the Prospectus relating to the Offering, and any enforcement of such pledges.]

      It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

      The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

      Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders named therein and the Underwriters.

                            [Signature page follows]

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                            Very truly yours,

                                            By: ______________________________
                                                Name:
                                                Title:

Dated: _______________

                                                                    SCHEDULE B-1

                     FORM OF OPINION OF LATHAM & WATKINS LLP

      Subject to customary assumptions and qualifications:

      (i) The Underwriting Agreement has been duly executed and delivered by the Company and the Selling Shareholders under the laws of the State of New York.

      (ii) The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement on the date hereof do not:

            (a) violate any United States federal or New York statute, rule or regulation applicable to the Company; or

            (b) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company that have not been obtained or made.

      (iii) The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on November [-], 2006, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Act.

      (iv) The Registration Statement at [-], 2006, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form F-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

      (v) Upon indication by book entry that the Shares being sold by the Selling Shareholders have been credited to a securities account maintained by the Representatives at the Depository Trust Company ("DTC") and payment therefor in accordance with the Underwriting Agreement, the Representatives will acquire a security entitlement on behalf of the several Underwriters with respect to such Shares and, under the NY UCC, an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Representatives.

      (vi) The statements in the Prospectus under the captions "Shares Eligible for Future Sale" insofar as they purport to describe or summarize certain provisions of the

                                                                    SCHEDULE B-1

documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.

      (vii) To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.

      (viii) The Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption "Use of Proceeds," will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (ix) Pursuant to Section [18] of the Underwriting Agreement, under the laws of the State of New York each of the Company and the Selling Shareholders has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement, (ii) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement,
(iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section [18].

      (x) Service of process in the manner described in Section [18] of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company and the Selling Shareholders in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court.

      (xi) The statements in the Prospectus under the caption "Taxation - United States Federal Taxation," insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

      (xii) No facts came to such counsel's attention that caused it to believe that:

      - the Registration Statement, at the time it became effective on November [-], 2006, including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

      - the Preliminary Prospectus, as of [-] New York time on November [-], 2006 [(together with the Specified IFWPs)], contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

      - the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                    SCHEDULE B-2

                FORM OF OPINION OF SELLING SHAREHOLDERS' COUNSEL

      (i) Each Selling Shareholder is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and is in good standing.

      (ii) Each Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement. The execution, delivery and performance of this Agreement by each Selling Shareholder and the consummation by each Selling Shareholder of the transactions contemplated hereby do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the property or assets of any Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any Selling Shareholder or (iii) result in any violation of any statute or any rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over any Selling Shareholder or the property or assets of any Selling Shareholder.

      (iii) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any Selling Shareholder or the property or assets of any Selling Shareholder is required for the execution, delivery and performance of this Agreement by any Selling Shareholder and the consummation by any Selling Shareholder of the transactions contemplated hereby.

      (iv) The execution and delivery and performance by each Selling Shareholder of the Agreement will not (A) violate, breach, or result in a default under, any agreement or other instrument governed by the law of the jurisdiction of incorporation of such Selling Shareholder, or (B) violate any statute or any rule or regulation under the law of the jurisdiction of incorporation of such Selling Shareholder that has been issued pursuant to any such statute or, to our knowledge, any order of any governmental agency or body having jurisdiction over such Selling Shareholder.

      (v) The choice of New York law as the governing law of the Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the jurisdiction of incorporation of each Selling Shareholder.

      (vi) The courts of the jurisdiction of incorporation of each Selling Shareholder would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the U.S. federal or New York courts against such Selling Shareholder based upon the Agreement under which a sum of money is payable.

      (vii) The appointment of CT Corporation System to accept service of process in the United States and the waiver by each Selling Shareholder of any objection to the venue of a proceeding in U.S. federal and New York courts pursuant to the Agreement is legal, valid and binding on such Selling Shareholder.

      (viii) It is not necessary or desirable to ensure the enforceability in the jurisdiction of incorporation of the Selling Shareholders of the Agreement that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in such jurisdiction.

      (ix) The Agreement is in an acceptable legal form under the laws of the jurisdiction of incorporation of each Selling Shareholder for enforcement thereof against such Selling Shareholder in such jurisdiction in accordance with its terms.

      (x) No Selling Shareholder is entitled to any immunity under the laws of the jurisdiction of its incorporation, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce the Agreement in respect of itself or its property.

      In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of New York or such other jurisdiction in which the Selling Shareholder is incorporated and that such counsel is not admitted in Canada or the PRC.

                                                                    SCHEDULE B-3


                        FORM OF OPINION OF WEIRFOULDS LLP

            (i) The Company has been continued and organized, and is existing under the Canada Business Corporations Act (the "CBCA"). The Company has all necessary corporate power and authority to own or lease its property and to carry on its business as described in the Prospectus.

            (ii) The Company is duly registered or qualified to transact business and is in good standing in the province of Ontario.

            (iii) The Company has all necessary corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

            (iv) The execution and delivery of the Underwriting Agreement by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

            (v) The Underwriting Agreement has been duly executed by the Company and, to the extent that delivery of such agreement is governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, duly delivered by the Company.

            (vi) The execution and delivery of the Underwriting Agreement by the Company and the performance of its obligations thereunder will not contravene, conflict with, result in a breach of or constitute a default under, whether after notice or lapse of time, or both, (i) the articles or by-laws of the Company; (ii) any resolution of the directors (or any committee of directors) or shareholders of the Company; (iii) any laws of the Province of Ontario or federal laws of Canada applicable therein ("Ontario Law"); (iv) to the best of our knowledge, any of the agreements or instruments the forms of which are contained in in Exhibits 10.3, 10.9, 10.10, 10.11 and 10.2 to the Registration Statement; or (v) to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court in Ontario having jurisdiction over the Company or any of its subsidiaries.

            (vii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the heading "Description of Share Capital", namely an unlimited number of Common Shares. No holder of Common Shares is or will be subject to personal liability for any act, default, obligation or liability of the Company solely by reason of being such a holder.

            (viii) All of the Common Shares issued and outstanding immediately prior to completion of the Offering have been duly and validly authorized and issued, and are fully paid and non-assessable.

            (ix) The Offered Shares that may be issued by the Company pursuant to the Underwriting Agreement have been duly and validly authorized, and when issued in accordance with the provisions of the Underwriting Agreement, will be validly issued, and fully paid and non-assessable. The issuance of the Offered Shares that may be issued by the Company pursuant to the Underwriting Agreement will not be subject to any preemptive or other similar rights to

                                                                    SCHEDULE B-3


acquire Common Shares under the articles or by-laws of the Company, or under the CBCA, or under the Scheduled Agreements.

            (x) No consent, approval, authorization or order of, or qualification with, any governmental body or agency in Canada governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein is required for the performance by the Company of its obligations under the Underwriting Agreement; provided that no opinion is expressed with respect to any offer and sale of the Offered Shares in any province or territory of Canada.

            (xi) There are no restrictions on the first trade or transfer of the Offered Shares following their issue, sale and delivery by the Company under the articles or by-laws of the Company or the CBCA; provided that no opinion is given with respect to any Canadian securities laws (including, without limitation, any regulations and rules made pursuant to such laws together with all published blanket orders, policy statements, decisions and notices of the securities commissions in each province or territory of Canada, and the National Policy Statements, National Instruments and Multilateral Instruments adopted and applied by any of such jurisdictions ("Canadian Securities Laws")) that may be applicable to any such first trade or transfer of the Offered Shares by or to any person in any province or territory of Canada or subject to Canadian Securities Laws.

            (xii) The filing of the Registration Statement with the SEC has been duly authorized by and on behalf of the Company.

            (xiii) To the best of our knowledge, the Company has all franchises, permits, authorizations, approvals and orders and other licenses and concessions of and from all governmental bodies or agencies in Canada governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein that are necessary to own or lease its properties located in Ontario and to conduct its business as described in the Prospectus to the extent currently conducted in Ontario except for such licenses, franchises, permits, authorizations, approvals and orders the failure of which to obtain will not have a Material Adverse Effect (as such term is defined in the Underwriting Agreement).

            (xiv) To the best of our knowledge, other than as set forth in the Registration Statement, there are no legal or governmental proceedings in Canada pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is a party is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and, to the best of our knowledge, except as disclosed in the Registration Statement, no such proceedings are threatened or contemplated by any governmental body or agency in Canada governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein or threatened by others.

            (xv) To the best of our knowledge, the Company is not in violation of any provision of its articles, by-laws, or other organizational documents.

                                                                    SCHEDULE B-3


            (xvi) The statements set forth in the Prospectus under "Risk Factors -- You may have difficulties enforcing judgments obtained against us", "Enforceability of Civil Liabilities", Management -- Duties of Directors", "Management -- Term of Directors and Executive Officers", "Management -- Interested Transactions", "Management -- Remuneration and Borrowing", "Management -- Qualification", "Description of Share Capital -- Shareholders' Rights" and "Related Party Transactions" and the statements made in the Registration Statement under "Part II -- Information Not Required To Be Delivered To Offerees or Purchasers -- Indemnification", insofar as such statements constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

            (xvii) Subject to the qualifications, assumptions and limitations set out therein, the statements set forth in the Registration Statement under the caption "Taxation -- Material Canadian Federal Tax Considerations" fairly summarize, in all material respects, the principal Canadian federal income tax considerations generally applicable to a holder of Common Shares described therein who acquires such Common Shares pursuant to the Registration Statement and our opinion, filed as Exhibit 8.2 to the Registration Statement, is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

            (xviii) The form of definitive share certificate for the Common Shares attached hereto as Exhibit "B" has been duly approved by the Company, and complies with the articles and by-laws of the Company and with the CBCA.

            (xix) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be required to be withheld by the Company or payable by an Underwriter in respect of the payment by the Company of the commissions to such Underwriter, as contemplated by the Underwriting Agreement, provided that such Underwriter deals at arm's length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)), that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee and that such commissions are reasonable in the circumstances.

            (xx) No goods and services tax imposed under the federal laws of Canada will be payable by the Company in respect of the payment of commissions to an Underwriter as contemplated by the Underwriting Agreement.

            (xxi) No stamp duty, documentary taxes or similar taxes are payable by the Company under the federal laws of Canada or the laws of the Province of Ontario in connection with the issuance, sale and delivery of Offered Shares pursuant to the Underwriting Agreement by the Company.

            (xxii) A court of competent jurisdiction in the Province of Ontario (an "Ontario Court") would give effect, as set out in Paragraph 23 below, to the choice of the laws of the State of New York ("New York Law") to govern the interpretation of the Underwriting Agreement in any action before such court, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and legal and provided that such choice of law is not contrary to public policy, as such term is

                                                                    SCHEDULE B-3


understood under Ontario Law. To the best of our knowledge, the choice of New York Law to govern the interpretation of the Underwriting Agreement was not made with a view to avoiding the consequences of the laws of any other jurisdiction and would not be contrary to public policy, as such term is understood under Ontario Law.

            (xxiii) If the Underwriting Agreement is sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York Law, an Ontario Court would, subject to Paragraph 22 above, upon appropriate evidence as to such law being adduced, apply such law, provided that none of the provisions of the Underwriting Agreement or of applicable New York Law is contrary to public policy, as that term is understood under Ontario Law; provided, however, that, in matters of procedure, the Ontario Law will be applied, and that an Ontario Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is applied by an Ontario Court, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. Insofar as we are aware, none of the terms of the Underwriting Agreement are contrary to public policy, as that term is understood under the laws of the Province of Ontario, and accordingly, it would not be contrary to public policy for an Ontario Court to hear an action or proceeding to enforce the Underwriting Agreement in Ontario.

            (xxiv) The laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in an Ontario Court on a final and conclusive judgment in personam of a court in the state of New York (a "New York Court") that is subsisting and unsatisfied respecting the enforcement of the Underwriting Agreement and that is not impeachable as void or voidable under New York Law for a sum certain if: (A) the court rendering such judgment had jurisdiction over the judgment debtor as recognized by the Ontario Court (and the submission to the non-exclusive jurisdiction of the New York Court by the Company pursuant to the Underwriting Agreement will be sufficient for that purpose, provided that the provisions of the Underwriting Agreement regarding the service of process on the Company are duly complied with); (B) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is understood under the laws of the Province of Ontario or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to therein;
(C) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; and
(D) the action to enforce such judgment is commenced within the applicable limitation periods under the laws of the Province of Ontario. It would not be contrary to public policy, as that term is understood under the laws of the Province of Ontario, for an Ontario Court to enforce such a judgment of a New York Court in Ontario.

            (xxv) All dividends and other distributions declared and payable on the Common Shares to be paid in Canadian dollars may under the federal laws of Canada or the laws of the Province of Ontario be converted into foreign currency that, subject to any applicable withholding taxes, may be freely transferred out of Canada, without the necessity of obtaining any permit, authorization, approval or order from any governmental body or agency in Canada governed by the laws of the Province of Ontario or the federal laws of Canada applicable in Ontario.

            (xxvi) The Bank of New York has been duly appointed the transfer agent and registrar for the Common Shares at its principal offices in the City of New York.

                                                                    SCHEDULE B-4

                     FORM OF OPINION OF CHEN & CO. LAW FIRM

Based on the foregoing, we are of the opinion that on the date hereof:

            (i) Each of the PRC Group Companies has been duly incorporated and is validly existing as a wholly foreign owned enterprise with legal person status in good standing under the laws of the PRC. Except such as are described in the Prospectus, the registered capital of the PRC Group Companies has been duly paid and is owned by Canadian Solar Inc. directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity or any third-party right.

            (ii) Each of the PRC Group Companies has the legal right, power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the PRC Group Companies possesses such approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, endorsements, qualifications and licenses ("Approvals") of the appropriate national, provincial, municipal and local regulatory agencies or bodies necessary to conduct the business now operated by it as described in the Prospectus and such Approvals are in full force and effect. To the best of our knowledge after due and reasonable inquiries, none of the PRC Group Companies has received any oral or written notice of proceedings relating to the suspension, revocation or modification of any such Approval, and we are not aware, after due and reasonable inquiries, of any reason that will cause it to reasonably believe that such Approvals (including any that are subject to periodic renewal) will not be renewed by the relevant PRC authority.

            (iii) All Approvals in the PRC required for the establishment and the maintenance of the enterprise legal person status of each of the PRC Group Companies have been duly issued and obtained and all such Approvals are valid and in full force and effect, have not been revoked, withdrawn, suspended or cancelled and are not subject to any condition other than the timely contribution of capital by the Company as required by PRC laws and regulations, and the annual inspection conducted by relevant government authorities, where applicable. Each of the PRC Group Companies has complied with all applicable registration and filing requirements under PRC law for its establishment and the maintenance of its status and existence as an enterprise legal person.

            (iv) Each of the PRC Group Companies can legally conduct its business as described in the Prospectus and, to the best of our knowledge after due and reasonable inquiries, the PRC Group Companies are not in violation of any law or regulation of the PRC, (i) their articles of association or other constituent or organizational documents, their business licenses or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us and to which any of the PRC Group Companies is a party or by which it or any of their respective properties is bound except, in the case of clause (ii) above, where such violation or default would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company and its PRC Group Companies, taken as a whole.

            (v) Each of the PRC Group Companies has proper title or right of use to all real property and proper title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the PRC Group Companies; and all assets held under lease by the PRC Group Companies are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its PRC Group Companies.

            (vi) Each of the PRC Group Companies has taken all necessary corporate and other actions and fulfilled all conditions and completed all actions and things required by applicable PRC law (including the obtaining and possessing of all relevant Approvals, if any) for the entering into, execution, adoption, assumption, issue, delivery or the performance of their respective obligations under the Agreement, and the representatives of each of the PRC Group Companies (as the case may be) have been duly authorized to do so and no such Approval has been revoked or amended. No additional approvals are required from the China Securities Regulatory Commission, the State Council or any other authority in the PRC for the performance by the PRC Group Companies of the transaction contemplated under the Agreement in accordance with the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Enterprises which came into effect on September 8, 2006 and were further clarified on September 21, 2006. No further implementing rules or clarifications, as we know, have been promulgated by the CSRC or any other PRC authority regarding the M&A rules since September 21, 2006.

            (vii) The execution, delivery and performance by the Company of its obligations under the Agreement do not and will not contravene or result in a breach or violation of (a) the articles of association of any of the PRC Group Companies; (b) any agreement, instrument, arbitration award or judgment, order or decree, by which the Company is bound and which are known to us after due and reasonable inquiries, of any government authority or court in the PRC; or (c), any agreement or instrument by which the Company is bound and which is governed by PRC law known to us after due and reasonable inquiries.

            (viii) None of the PRC Group Companies is entitled to any immunity from any legal proceedings or other legal process or from enforcement, execution or attachment in respect of their obligations in the transactions contemplated under the Agreement.

            (ix) All dividends and other distributions declared in Renminbi and payable by any of the PRC Group Companies to the Company may be converted into foreign currency and transferred out of the PRC in accordance with the applicable laws and regulations of the PRC and the articles of association of each of the PRC Group Companies.

            (x) To the best of our knowledge after due and reasonable inquiries, there is not any action, suit, proceeding, inquiry or investigation, pending or threatened, to which any PRC Group Company is a party, or to which the property of such PRC Group Company is subject, before or brought by any court or governmental agency or body in the PRC, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement or the Prospectus.

            (xi) The information under "Chinese Government Regulations," "Related Party Transactions," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business" and "Risk Factors" in the Prospectus, to the extent that it constitutes summaries of PRC law or legal conclusions in respect of PRC law, or summaries of PRC legal proceedings, or summarizes the terms and provisions of documents governed by PRC law, has been reviewed by us and is correct and accurate in all material respects; and our opinion set forth under "Enforceability of Civil Liabilities" in the Prospectus is confirmed. To the best of our knowledge, there are no PRC statutes or regulations that might, in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company and the PRC Group Companies taken as a whole except as disclosed in the Prospectus.

            (xii) The choice of the laws of the State of New York as the governing law of the Agreement is a valid choice of law under the laws of the PRC and courts of the PRC will honor this choice of law.

            (xiii) Other than the shares to be offered to a PRC tax resident as defined by Chinese tax laws under the Directed Share Program, no transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of the Underwriters in the PRC with respect to (a) the sale and delivery of the Shares as contemplated by the Agreement and the Prospectus, (b) the holding or transfer of the Shares outside the PRC or (c) the execution, delivery or enforcement of the Agreement; under the laws of the PRC, the Company is not a resident of the PRC and accordingly (x) if determined not carrying on a trade or business in the PRC for PRC tax purposes, the Company will not be subject to income tax imposed in the PRC or any subdivision thereof, other than PRC withholding tax on its income (excluding dividends) derived from the PRC,
(y) any dividends or distributions made by the Company on the Shares will not be subject to any PRC withholding tax and (z) a holder or beneficial owner of the Common Shares who is not a tax resident of the PRC will not be subject to any PRC transaction tax, stamp duty or PRC similar tax or duty or PRC withholding or other taxes upon any disposition of the Shares.

            (xiv) Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Agreement may be declared enforceable against the Company by the courts of the PRC in accordance with the requirements of PRC Civil Procedures Law if there are treaties between the PRC and the United States of America providing for such enforceability or reciprocity between jurisdictions to such effect, provided that (a) the judgment was not contrary to the legal principles, public policy, state sovereignty or security of the PRC, (b) the judgment was not given or obtained by fraud, (c) the judgment was not based on clear mistake of law or fact, (d) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (e) the judgment was for a definite sum of money, (f) the judgment was final and conclusive, (g) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (h) such judgments do not conflict with any other valid judgment in the same matter between the same parties, and (i) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in the New York Court.

            (xv) To the best of our knowledge after due and reasonable inquiries, no PRC Group Company is in breach of the terms and conditions of any Approvals and there are no circumstances existing which might lead to suspension, revocation or withdrawal of any such Approvals or any conditions attached thereto being adversely altered.

            (xvi) To the best of our knowledge after due and reasonable inquiries, none of the PRC Group Companies has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of any of the PRC Group Companies (as the case may be) or for the suspension, withdrawal, revocation or cancellation of any of their respective business licenses.

            (xvii) To the extent disclosed in the Prospectus, each of the PRC Group Companies possesses valid licenses in the patents in full force and effect or otherwise, in terms of the patents and trademark disclosed in the prospectus, has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them, and to the best of our knowledge after due and reasonable inquiries none of the PRC Group Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

            (xviii) To the best of our knowledge after due and reasonable inquiries, the PRC Group Companies are in compliance with any and all applicable environmental laws in the PRC.

            (xix) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated therein and in the Prospectus (including the issuance and sale of the Shares, compliance with the terms and provisions thereof, and the use of the proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds" and compliance by the Company with its obligations under the Agreement will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any PRC Group Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument governed by the laws of the PRC, known to us, to which the Company or such PRC Group Company is a party or by which they may be bound, or to which any of their property or assets is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association or other organizational document of any PRC Group Company or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court in the PRC, having jurisdiction over any of the PRC Group Companies or any of their properties, assets or operations.

            (xx) To the best of our knowledge and after due and inquiries, there are no outstanding guarantees or contingent payment obligations of the PRC Group Companies in respect of indebtedness of third parties except as disclosed in the Prospectus.

            (xxi) The PRC Group Companies are subject to potential civil and commercial law suits if any and none of the PRC Group Companies and their properties, assets or revenues has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief, or for the enforcement of judgment in the PRC, with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Agreement.

            (xxii) All descriptions in the Prospectus of contracts and other documents governed by or under PRC law to which the Company or any PRC Group Company is a party are accurate in all material respects; to the best of our knowledge after due and reasonable inquiries, there are no material franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which any PRC Group Company is a party and which might, in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company or any PRC Group Company, taken as a whole, other than those described or referred to in the Prospectus and the Registration Statement.

            (xxiii) To the best of our knowledge after appropriate investigation, none of the PRC Group Companies is in violation of its articles of association or other organizational document and no default by any PRC Group Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument governed by PRC law that is described or referred to in the Prospectus.

            (xxiv) After due and reasonable inquiries, no facts insofar as they relate to matters of or relating to PRC law, PRC legal proceedings, or agreements or documents governed by PRC law have come to our attention which would lead us to believe that (i) the Registration Statement, at the time when it became effective, or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date (or any amendment thereof or supplement thereto made prior to the applicable Delivery Date as of the date of such amendment or supplement) and as of the applicable Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on a schedule to such opinion acceptable to counsel to the Underwriters, as of the Applicable Time, and except that the price of the Stock and disclosures directly relating thereto are included on the cover page of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

We hereby consent to the use of this opinion in, and the filing of such opinion as an exhibit to, the above-mentioned Registration Statement and to the reference to our name under the headings "Risk Factors", "Enforceability of Civil Liabilities", and "Legal Matters" in the Prospectus included in such Registration Statement.

            In rendering such opinion, we may rely, (as to matters of fact but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company or any PRC Group Company and public officials.